EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TIVO CORPORATION REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Company Remains Focused on Five Pillars for Growth with Profitability Plan to Drive Long-Term Profitable Growth
Provides Guidance for 2019, Including Adjusted EBITDA of $172 Million to $178 Million
Announces Plan to Separate IP Licensing and Product Businesses into Two Independent Companies

SAN JOSE, Calif. - (BUSINESS WIRE) - May 9, 2019 - TiVo Corporation (NASDAQ: TIVO) today reported financial results for the first quarter ended March 31, 2019. Earlier today, the Company also announced a plan to split its Product and IP Licensing businesses into two separate independent companies.

“We had a solid quarter with a strong focus on company execution,” said Raghu Rau, Interim President and Chief Executive Officer. “Management has, and will remain, focused on driving growth with profitability by executing the previously announced five pillars of growth with profitability strategy. On the product side, we announced our first IPTV deployments of TiVo User Experience 4. Additionally, we are on track to launch several new products and business models in the second half of the year. On the Intellectual Property Licensing front, we continued to demonstrate the strength of our patents internationally and validated the value of our intellectual property in the social media space by signing our first licensee in this rapidly growing market.”

“We are pleased that our Board has approved the separation of TiVo’s Product and IP Licensing businesses and believe both businesses will be better positioned independently. We believe the separation will unlock shareholder value and increase our flexibility in pursuing new and growing market opportunities. Throughout the separation process, the Board of Directors will continue to be open to strategic transactions for each business that could create additional stockholder value and is actively engaged in discussions with interested parties for each business,” continued Mr. Rau.

BUSINESS OUTLOOK

For fiscal year 2019, the Company expects revenue of $640 million to $654 million, and a GAAP loss before taxes of $75 million to $87 million. Additionally, the Company expects Adjusted EBITDA of $172 million to $178 million and Non-GAAP Pre-tax Income of $120 million to $126 million. TiVo anticipates it will incur $28 million to $29 million in Cash Taxes based on its operating expectations. Additionally, TiVo expects its GAAP Diluted weighted average shares outstanding to be approximately 126 million and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 127 million.

CAPITAL ALLOCATION

On May 8, 2019, TiVo’s Board of Directors declared a cash dividend of $0.08 per common share, to be paid on June 19, 2019 to stockholders of record as of the close of business on June 5, 2019. In preparation for the separation, the Board and management are focused on determining the optimal strategy, operating structure and capital allocation policy for each business. Accordingly, the Board felt it prudent to adjust the current dividend in order to optimize our two balance sheets in advance of the separation. While this is a lower dividend than in previous quarters, it still provides a meaningfully higher yield than the S&P 500 average dividend yield.

FIRST QUARTER 2019 FINANCIAL HIGHLIGHTS

Quarterly Financial Information	(In thousands)
	Three Months Ended March 31,
	2019	2018	% Change
GAAP Consolidated Results
Total Revenues, net	$158,235	$189,837	(17)%
Total costs and expenses	166,255	198,877	(16)%
Operating loss	(8,020)	(9,040)	(11)%
Loss from continuing operations before income taxes	(20,326)	(14,797)	37%
Loss from continuing operations, net of tax	(26,644)	(19,014)	40%

GAAP Diluted weighted average shares outstanding	124,422	122,080

Total Revenues, net	$158,235	$189,837	(17)%
Legacy TiVo Solutions IP Licenses	—	(8,884)	(100)%
Hardware	(2,074)	(3,679)	(44)%
Other Products	(364)	(2,433)	(85)%
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$155,797	$174,841	(11)%
Total Revenues, net and Core Revenue decreased $31.6 million and $19.0 million, respectively, primarily due to $23.9 million of revenue recognized from an international MSO customer exercising a contractual option during Q1 2018 to purchase a fully paid license to its then-current version of the TiVo software and purchasing additional engineering services in the same period. These decreases were partially offset by a new Passport agreement executed with an international MSO customer during Q1 2019. In addition, Total Revenues, net decreased by $8.9 million due to the expiration of the “Legacy Time Warp” agreements that were entered into prior to the TiVo acquisition. The decrease in Total costs and expenses was the result of lower Amortization of intangible assets, the Company’s continuing cost reduction efforts and the timing of patent litigation costs, primarily related to the ongoing Comcast litigation.

	(In thousands)
	Three Months Ended March 31,
	2019	2018	% Change
Non-GAAP Consolidated Results
Adjusted EBITDA	$37,441	$58,966	(37)%
Non-GAAP Pre-tax Income	25,349	46,265	(45)%
Cash Taxes	4,926	7,687	(36)%

Non-GAAP Diluted Weighted Average Shares Outstanding	125,123	122,595

Adjusted EBITDA, Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes are defined below in the section entitled “Non-GAAP Financial Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below. In accordance with the SEC’s interpretations on the use of Non-GAAP financial measures, TiVo does not report net income or EPS on a non-GAAP basis; however, TiVo provides financial metrics, including Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes, to assist those wanting to calculate such measures on a Non-GAAP basis.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - PRODUCT

	(In thousands)
	Three Months Ended March 31,
	2019	2018	% Change
Platform Solutions	$71,037	$95,940	(26)%
Software and Services	19,902	18,479	8%
Other	364	2,433	(85)%
Total Product Revenue, net	91,303	116,852	(22)%
Adjusted Operating Expenses	82,890	89,466	(7)%
Adjusted EBITDA	$8,413	$27,386	(69)%
Adjusted EBITDA Margin	9.2%	23.4%

Total Product Revenue, net	$91,303	$116,852	(22)%
Hardware	(2,074)	(3,679)	(44)%
Other Products	(364)	(2,433)	(85)%
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,865	$110,740	(20)%

The $24.9 million decrease in Platform Solutions revenue and the $21.9 million decrease in Core Revenue was primarily attributable to a $23.9 million decrease in revenue recognized from an international MSO customer who exercised a contractual option during Q1 2018 to purchase a fully paid license to its then-current version of the TiVo software.

The decrease in Adjusted Operating Expenses primarily relates to reduced spending on Research and Development due to cost saving initiatives and benefits from decreases in Cost of hardware revenues as a result of planned transition of our MSO partners and retail customers to deploying TiVo service on third-party hardware.

Product Segment Operating Highlights:

•	Approximately 22 million subscriber households around the world use TiVo's advanced television experiences.

•
RCN will power its next-generation solution with TiVo’s IPTV suite of products, including TiVo solutions for Android TVTM, TiVo for Streamers and TiVo for Mobile. This will enable the delivery of IPVOD, IP Linear, Restart, Catch-Up and Network DVR content to RCN subscribers.

•
Armstrong has chosen TiVo’s Next-Gen Platform that will enable a seamless transition to IPTV by deploying TiVo’s cloud-powered IPTV suite of solutions, including IPVOD, IP Linear, Restart, Catch-Up, and Network DVR, across a host of clients. In addition, Armstrong recently rolled out TiVo Experience 4 and voice-activated remote control functionality to its entire subscriber base.

•
Launched CubiTV™ Solutions for Android TV™, a modular, cost-effective, easy to deploy, pre-integrated solution with an intuitive operator-branded interface that taps into the power of Google Assistant search and browse functionality. Android TV is a trademark of Google LLC.

•	Service Electric Cable T.V. selected TiVo’s Next-Gen Platform to power its IP Linear services for streamers (Android TV, Apple TV and Fire TV) and for its mobile apps.

•	TiVo's Passport Guide agreement with Cable Bahamas, a leading service provider and telecommunications in the region, was renewed.

•
TiVo has signed and renewed a number of Metadata agreements for customers in various industries, including leading players in music streaming, e-commerce and software, reaffirming the value of TiVo’s Metadata to market segments beyond the traditional broadcast networks and the electronic devices industries.

•
Redbox is deploying TiVo’s Personalized Content Discovery platform, including Search, Recommendations and Insights, as well as TiVo’s Video and Video Game Metadata across Redbox.com, Redbox On Demand streaming apps and physical boxes nationwide.

•
Funimation, a leading global anime content provider and a subsidiary of Sony Pictures Television (SPT), has licensed the Search, Recommendations and Insight modules of TiVo’s Personalized Content Discovery (PCD) platform.

•	TiVo’s TV Viewership Data continues to expand its customer base. Some of the customers that recently adopted this solution are:

•	Neustar, the leader in trusted customer identity and marketing analytics solutions for Fortune 500 brands.

•	A major broadcast and cable television network group.

•	VideoAmp, a software and data company that helps marketers and media owners optimize brand marketing against business results.

•
In the first quarter of 2019, we saw continued significant growth of TiVo’s PCD Conversation product. Monthly Active Users (MAU) in March 2019 was 4.9 million, a 31% increase over the December 2018 MAU of 3.7 million. Additionally, our Quarterly Voice API calls increased by 36%, growing from 238 million calls in Q4 2018 to 324 million in Q1 2019.

•
TiVo has expanded the footprint of the Sponsored Discovery advertising offering to include multiple MVPDs. Campaigns continue to drive strong performance: a major broadcast network ran a Sponsored Discovery campaign to promote a new series throughout its launch. The campaign increased tune-in by 436% to the series by those who saw the campaign.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - IP LICENSING

	(In thousands)
	Three Months Ended March 31,
	2019	2018	% Change
US Pay TV Providers	$42,117	$49,915	(16)%
CE Manufacturers	8,618	8,968	(4)%
New Media, International Pay TV Providers and Other	16,197	14,102	15%
Total IP Licensing Revenue, net	66,932	72,985	(8)%
Adjusted Operating Expenses	21,807	25,357	(14)%
Adjusted EBITDA:	$45,125	$47,628	(5)%
Adjusted EBITDA Margin	67.4%	65.3%

Total IP Licensing Revenue, net	$66,932	$72,985	(8)%
Legacy TiVo Solutions IP Licenses	—	(8,884)	(100)%
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$66,932	$64,101	4%

Intellectual Property Licensing revenue decreased 8% in the first quarter. The $6.1 million decline in revenue is attributable to an $8.9 million decrease in revenue as a result of the expiration of the Legacy Time Warp agreements, offset by increases in revenue from our existing customers.

The decrease in Adjusted Operating Expenses relates to the timing of patent litigation costs in the ongoing Comcast litigation.

Intellectual Property Licensing Segment Operating Highlights:

•	The Intellectual Property portfolio continues to demonstrate its relevance internationally with several multi-year renewals:

•
Humax, one of the world's leading digital video gateway manufacturers, exporting its products to more than 90 countries across the globe, extended its intellectual property license agreement and included TiVo patents to its licensed portfolio.

•	TVStorm, a leading company of digital media service in Asia, has recently renewed its patent license agreement.

•	Dwango, a Japanese internet-based entertainment enterprise that offers a variety of digital content and services, renewed its patent license agreement.

•	In Q2, we signed a multi-year deal with a major social media company, our first in the growing space.

CONFERENCE CALL INFORMATION

TiVo management will host a conference call today, May 9, 2019, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial and operational results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 8759528. The conference call may also be accessed via live webcast in the Investor Relations section of TiVo’s website at http://ir.tivo.com.

A replay of the audio webcast will be available on TiVo’s website shortly after the live call ends, and we currently plan for it to remain on TiVo’s website until the next quarterly earnings call. Additionally, a telephonic replay of the call will be accessible shortly after the live call ends through May 16, 2019 by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 8759528.

NON-GAAP FINANCIAL INFORMATION

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of Licensing, Services and Software Revenues, Non-GAAP Cost of Hardware Revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx Excluding Goodwill Impairment, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs, discounts on convertible debt and mark-to-market adjustments for interest rate swaps and interest on escheat liabilities; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as goodwill impairment, restructuring and asset impairment charges, separation costs, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in escheat liabilities.

Non-GAAP Cost of Licensing, Services and Software Revenues is defined as GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transaction, transition and integration expenses.

Non-GAAP Cost of Hardware Revenues is defined as GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, separation costs, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration and gain on settlement of acquired receivable.

Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.

Non-GAAP Total OpEx Excluding Goodwill Impairment is defined as GAAP Total Operating costs and expenses excluding goodwill impairment.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, strategic review costs, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and additional depreciation resulting from facility rationalization actions.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding depreciation, amortization of intangible assets, goodwill impairment, restructuring and asset impairment charges, equity-based compensation, separation costs, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration and gain on settlement of acquired receivable.

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, goodwill impairment, restructuring and asset impairment charges, equity-based compensation, strategic review costs, separation costs, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration and gain on settlement of acquired receivable.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding accretion of contingent consideration, amortization or write-off of issuance costs, discounts on convertible debt and interest on escheat liability, plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire or dispose of businesses on a predictable cycle, management excludes the amortization of intangible assets, separation costs, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of goodwill impairment, restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in escheat liability. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt, mark-to-market adjustments for interest rate swaps and interest on escheat liability when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future growth, profitability and success of the Company’s Product and IP Licensing businesses, the success of the Company's plans to separate the Product and IP Licensing businesses into two independent companies, the realization of stockholder value resulting from separation of the businesses, growth of certain markets for intellectual property licensing, as well as future business strategies, future product offerings and deployments, and technology and intellectual property licenses with various customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays, whether inside or outside the Company’s control, in the Company’s exploration of its strategic alternatives, delays in development, addressing any impact of the Separation and the Distribution on our existing credit facilities and convertible notes, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in TiVo’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                     lerin.oneill@tivo.com

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues, net:
Licensing, services and software	$156,161	$186,158
Hardware	2,074	3,679
Total Revenues, net	158,235	189,837
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	39,433	43,215
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	4,093	5,051
Research and development	41,381	48,430
Selling, general and administrative	45,993	51,082
Depreciation	5,364	5,141
Amortization of intangible assets	28,178	41,412
Restructuring and asset impairment charges	1,813	4,546
Total costs and expenses	166,255	198,877
Operating loss	(8,020)	(9,040)
Interest expense	(12,161)	(11,634)
Interest income and other, net	1,775	1,566
(Loss) gain on interest rate swaps	(1,721)	4,311
Loss on debt extinguishment	(199)	—
Loss from continuing operations before income taxes	(20,326)	(14,797)
Income tax expense	6,318	4,217
Loss from continuing operations, net of tax	(26,644)	(19,014)
Income from discontinued operations, net of tax	—	1,297
Net loss	$(26,644)	$(17,717)

Basic loss per share:
Continuing operations	$(0.21)	$(0.16)
Discontinued operations	—	0.01
Basic loss per share	$(0.21)	$(0.15)
Weighted average shares used in computing basic per share amounts	124,422	122,080

Diluted loss per share:
Continuing operations	$(0.21)	$(0.16)
Discontinued operations	—	0.01
Diluted loss per share	$(0.21)	$(0.15)
Weighted average shares used in computing diluted per share amounts	124,422	122,080

Dividends declared per share	$0.18	$0.18

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$113,182	$161,955
Short-term marketable securities	158,739	158,956
Accounts receivable, net	156,470	152,866
Inventory	6,146	7,449
Prepaid expenses and other current assets	33,130	30,806
Total current assets	467,667	512,032
Long-term marketable securities	55,058	73,207
Property and equipment, net	51,301	53,586
Intangible assets, net	489,715	513,770
Goodwill	1,544,306	1,544,343
Right-of-use assets	65,419	—
Other long-term assets	63,152	63,365
Total assets	$2,736,618	$2,760,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,206	$104,981
Unearned revenue	49,899	46,072
Current portion of long-term debt	330,481	373,361
Total current liabilities	484,586	524,414
Unearned revenue, less current portion	52,906	54,495
Long-term debt, less current portion	619,396	618,776
Deferred tax liabilities, net	44,498	45,030
Long-term lease liabilities	66,927	—
Other long-term liabilities	10,275	24,647
Total liabilities	1,278,588	1,267,362
Stockholders' equity:
Preferred stock	—	—
Common stock	127	126
Treasury stock	(33,521)	(32,124)
Additional paid-in capital	3,232,310	3,239,395
Accumulated other comprehensive loss	(3,655)	(3,869)
Accumulated deficit	(1,737,231)	(1,710,587)
Total stockholders’ equity	1,458,030	1,492,941
Total liabilities and stockholders’ equity	$2,736,618	$2,760,303

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE AND SEGMENT DETAILS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Total Revenues, net	$158,235	$189,837
Legacy TiVo Solutions IP Licenses	—	(8,884)
Hardware	(2,074)	(3,679)
Other Products	(364)	(2,433)
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$155,797	$174,841

	Three Months Ended March 31,
	2019	2018
Product Revenue
Platform Solutions	$71,037	$95,940
Software and Services	19,902	18,479
Other	364	2,433
Total Product Revenue, net	91,303	116,852

IP Licensing Revenue
US Pay TV Providers	42,117	49,915
CE Manufacturers	8,618	8,968
New Media, International Pay TV Providers and Other	16,197	14,102
Total IP Licensing Revenue, net	66,932	72,985

Total Revenues, net	$158,235	$189,837

	Three Months Ended March 31,
	2019	2018
Total Product Revenue, net	$91,303	$116,852
Hardware	(2,074)	(3,679)
Other Products	(364)	(2,433)
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,865	$110,740

Total IP Licensing Revenue, net	$66,932	$72,985
Legacy TiVo Solutions IP Licenses	—	(8,884)
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$66,932	$64,101

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA:
Product	$8,413	$27,386
IP Licensing	45,125	47,628
Corporate	(16,097)	(16,048)
Adjusted EBITDA	$37,441	$58,966

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP (loss) income from continuing operations before income taxes	$(20,326)	$(14,797)
Amortization of intangible assets	28,178	41,412
Restructuring and asset impairment charges	1,813	4,546
Equity-based compensation	8,379	12,024
Separation costs	1,132	—
Transition and integration costs	595	2,410
Earnout amortization	—	958
CEO transition cash costs	—	625
Remeasurement of contingent consideration	—	890
Loss on debt extinguishment	199	—
Change in escheat liability	165	—
Accretion of contingent consideration	—	78
Amortization of note issuance costs	598	559
Amortization of convertible note discount	3,409	3,254
Mark-to-market loss (income) related to interest rate swaps	1,625	(5,694)
Interest on escheat liability	(418)	—
Non-GAAP Pre-tax Income	$25,349	$46,265

	Three Months Ended March 31,
	2019	2018
GAAP Diluted weighted average shares outstanding	124,422	122,080
Dilutive effect of equity-based compensation awards	701	515
Non-GAAP Diluted Weighted Average Shares Outstanding	125,123	122,595

	Three Months Ended March 31,
	2019	2018
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$39,433	$43,215
Equity-based compensation	(968)	(1,109)
Transition and integration costs	(222)	(28)
Non-GAAP Cost of Licensing, Services and Software Revenues	$38,243	$42,078

	Three Months Ended March 31,
	2019	2018
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$4,093	$5,051
Equity-based compensation	(30)	—
Non-GAAP Cost of Hardware Revenues	$4,063	$5,051

	Three Months Ended March 31,
	2019	2018
GAAP Research and development expenses	$41,381	$48,430
Equity-based compensation	(2,134)	(3,582)
Transition and integration costs	(408)	(716)
Earnout amortization	—	(184)
Non-GAAP Research and Development Expenses	$38,839	$43,948

	Three Months Ended March 31,
	2019	2018
GAAP Selling, general and administrative expenses	$45,993	$51,082
Equity-based compensation	(5,247)	(7,333)
Separation costs	(1,132)	—
Transition and integration costs	35	(1,666)
Earnout amortization	—	(774)
CEO transition cash costs	—	(625)
Remeasurement of contingent consideration	—	(890)
Non-GAAP Selling, General and Administrative Expenses	$39,649	$39,794

	Three Months Ended March 31,
	2019	2018
GAAP Total operating costs and expenses	$166,255	$198,877
Depreciation	(5,364)	(5,141)
Amortization of intangible assets	(28,178)	(41,412)
Restructuring and asset impairment charges	(1,813)	(4,546)
Equity-based compensation	(8,379)	(12,024)
Separation costs	(1,132)	—
Transition and integration costs	(595)	(2,410)
Earnout amortization	—	(958)
CEO transition cash costs	—	(625)
Remeasurement of contingent consideration	—	(890)
Non-GAAP Total COGS and OpEx	$120,794	$130,871

	Three Months Ended March 31,
	2019	2018
GAAP Operating loss	$(8,020)	$(9,040)
Depreciation	5,364	5,141
Amortization of intangible assets	28,178	41,412
Restructuring and asset impairment charges	1,813	4,546
Equity-based compensation	8,379	12,024
Separation costs	1,132	—
Transition and integration costs	595	2,410
Earnout amortization	—	958
CEO transition cash costs	—	625
Remeasurement of contingent consideration	—	890
Adjusted EBITDA	$37,441	$58,966

	Three Months Ended March 31,
	2019	2018
GAAP Interest expense	$(12,161)	$(11,634)
Accretion of contingent consideration	—	78
Amortization of note issuance costs	598	559
Amortization of convertible note discount	3,409	3,254
Reclassify current period cost of interest rate swaps	(97)	(1,383)
Interest on escheat liability	(418)	—
Non-GAAP Interest Expense	$(8,669)	$(9,126)

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	FY 2019 Expectations
	Low	High
GAAP loss from continuing operations before income taxes	$(75)	$(87)
Amortization of intangible assets	113	113
Restructuring and asset impairment charges	2	3
Equity-based compensation	36	38
Separation costs	25	40
Transition and integration costs	1	1
Amortization of note issuance costs and convertible note discount	16	16
Mark-to-market loss related to interest rate swaps (1)	2	2
Non-GAAP Pre-tax Income (1)	$120	$126

Cash Taxes	$28	$29

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.

	FY 2019 Expectations
	Low	High
GAAP Operating loss	$(29)	$(41)
Depreciation	23	23
Amortization of intangible assets	113	113
Restructuring and asset impairment charges	2	3
Equity-based compensation	36	38
Separation costs	25	40
Transition and integration costs	1	1
Adjusted EBITDA	$172	$178

FY 2019 Expectations
GAAP Diluted weighted average shares outstanding	126
Dilutive effect of equity-based compensation awards	1
Non-GAAP Diluted Weighted Average Shares Outstanding	127